As filed with the Securities and Exchange Commission on December 23, 2014

Registration No. 333-161184

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

POST-EFFECTIVE AMENDMENT NO. 1 TO

REGISTRATION STATEMENT NO. 333-161184

UNDER

THE SECURITIES ACT OF 1933

AMN HEALTHCARE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1500476 (I.R.S. Employer Identification No.)

12400 High Bluff Drive, Suite 100

San Diego, California 92130

866-871-8519

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2009 Stand-Alone Inducement Awards for Mr. Bary Bailey

Denise L. Jackson, Esq.

Senior Vice President, General Counsel and Secretary

AMN Healthcare Services, Inc.

12400 High Bluff Drive, Suite 100

San Diego, California 92130

866-871-8519

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John C. Kennedy, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

(212) 373-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

We previously filed a Registration Statement on Form S-8 (File No. 333-161184) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on August 7, 2009 registering 267,763 shares of our common stock pursuant to equity awards granted to Bary Bailey. We are filing this Post-Effective Amendment No. 1 to Registration Statement to terminate the effectiveness of the Registration Statement and deregister, as of the effective date of this Post-Effective Amendment No. 1, all of the shares of our common stock that have not yet been issued under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 23, 2014.

AMN HEALTHCARE SERVICES, INC.

By:	/s/ Susan R. Salka
	Name:	Susan R. Salka
	Title:	President, Chief Executive Officer and Director

No other person is required to sign this post-effective amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.